EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE

October 5, 2015                                                            For Further Information Contact:

Todd F. Clossin
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Schedules Third Quarter 2015 Earnings Conference Call and Webcast

Wheeling, WV… WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced that it will issue a press release highlighting the Company's financial results for the third quarter of 2015 after the close of business on Tuesday, October 20, 2015.  Management will also host a conference call to discuss the Company's financial results for the third quarter of 2015 on Wednesday, October 21, 2015 at 1:00 p.m. E.D.T.

Callers wishing to participate should access the call by dialing 1-888-347-6607 or 1-412-902-4290 for international callers.  The call may also be accessed via Webcast through the "Investor Relations" section of the Company's Web site or by registering at https://www.webcaster4.com/Webcast/Page/905/10946. Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

A replay of the call will be available from 2:00 p.m. E.D.T. on the day of the call until 5:00 p.m. E.D.T. on Thursday, October 29, 2015.  The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers.  The replay access code is 10073893.  Access to the replay will also be available through the "Investor Relations" section of the Company's web site.

About WesBanco, Inc.

WesBanco is a multi-state bank holding company with total assets of approximately $8.4 billion. WesBanco operates through 141 branch locations and 129 ATMs in West Virginia, Ohio, and Pennsylvania. Founded in 1870, WesBanco provides innovative retail and commercial, trust, investment and insurance products and services. WesBanco also offers retail and commercial financial services online at www.wesbanco.com and www.wesmarkfunds.com and through WesBancoLine, its 24-hour telephone banking service. WesBanco's banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.